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                                                                    EXHIBIT 99.4


























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                                 [NUANCE LOGO]


                          NUANCE COMMUNICATIONS, INC.

                Special Meeting of Stockholders--________, 2005


     The undersigned stockholder of Nuance Communications, Inc., a Delaware Corporation, (the "Company") acknowledges receipt of the Joint Proxy Statement/Prospectus dated ________, 2005, and appoints Chuck Berger and Karen Blasing, or either of them, as the proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on _______, ________, 2005, at 8:00 A.M. (Pacific Time), at the Company's offices, 1350 Willow Road, Menlo Park, California 94025, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

     TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

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[NUANCE LOGO]                                      VOTE BY INTERNET - WWW.PROXYVOTE.COM
                                                   Use the Internet to transmit your
C/O MELLON INVESTORS                               voting instructions and for electronic
235 MONTGOMERY STREET                              delivery of information up until 11:59
23rd FLOOR                                         P.M. Eastern Time on ________, 2005.
SAN FRANCISCO, CA 94104                            Have your proxy card in hand when you
                                                   access the web site and follow the
                                                   instructions to obtain your records and
                                                   to create an electronic voting
                                                   instruction form.

                                                   VOTE BY PHONE - 1-800-690-6903
                                                   Use any touch-tone telephone to transmit
                                                   your voting instructions up until 11:59
                                                   P.M. Eastern Time on ________, 2005.
                                                   Have your proxy card in hand when you
                                                   call and then follow the instructions.

                                                   VOTE BY MAIL
                                                   Mark, sign, and date your proxy card and
                                                   return it in the postage-paid envelope
                                                   we have provided or return it to Nuance
                                                   Communications, Inc., c/o ADP,
                                                   51 Mercedes Way, Edgewood, NY 11717.

                                                   ELECTRONIC DELIVERY OF FUTURE
                                                   SHAREHOLDER COMMUNICATIONS
                                                   If you would like to reduce the costs
                                                   incurred by Nuance Communications, Inc.
                                                   in mailing proxy materials, you can
                                                   consent to receiving all future proxy
                                                   statements, proxy cards and annual
                                                   reports electronically via e-mail or the
                                                   internet. To sign up for electronic
                                                   delivery, please follow the instructions
                                                   above to vote using the Internet and,
                                                   when prompted, indicate that you agree
                                                   to receive or access shareholder
                                                   communications electronically in future
                                                   years.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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                                          NUCOMM          KEEP THIS PORTION FOR YOUR RECORDS
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                                                         DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUANCE COMMUNICATIONS, INC.

     The Board of Directors unanimously recommends a vote "FOR" item 1.

     VOTE ON MERGER

     1. To adopt the Agreement and Plan of Merger dated              FOR   AGAINST   ABSTAIN
        May 9, 2005 among Scansoft, Inc., Nova Acquisition
        Corporation, Nova Acquisition LLC and the Company,           [ ]     [ ]       [ ]
        and to approve the merger contemplated thereby.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.


        The shares represented by this proxy, when properly executed, will be voted in accordance with the specification made by the undersigned stockholder(s). If no specification is made, the shares represented by this proxy will be voted for proposal 1, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.


        Sign exactly as your name(s) appear on the stock certificate.
     A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.
     Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.
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     ________________________________________________   ________________________________________________
     Signature [PLEASE SIGN WITHIN BOX]     Date        Signature (Joint Owners)               Date
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